Exhibit 99.1

Press / Investor Contact:

Taxus Cardium Pharmaceuticals Group Inc.

Tel: (858) 414-1477

Email: InvestorRelations@cardiumthx.com

TAXUS CARDIUM ANNOUNCES AGREEMENT WITH

DR. REDDY’S LABORATORIES TO CO-DEVELOP, MARKET & SELL

GENERX ANGIOGENIC MICROVASCULAR GENE THERAPY

IN CERTAIN INTERNATIONAL MARKETS

SAN DIEGO, CA – April 7, 2015 – Taxus Cardium Pharmaceuticals Group Inc. (trading symbol: CRXM) today announced that it has entered into a binding term sheet with Dr. Reddy’s Laboratories Ltd. (NYSE: RDY) for an exclusive territorial license covering the co-development, marketing and sales of the Generx® [Ad5FGF-4] angiogenic microvascular gene therapy Phase 3 product candidate for patients with refractory angina, and myocardial ischemia due to cardiac microvascular insufficiency (CMI).

The agreement initially covers certain territories and international markets, including Russia, the Commonwealth of Independent States (CIS), Venezuela, Vietnam and Myanmar, and provides the right of first refusal for Dr. Reddy’s Laboratories to negotiate additional exclusive license agreements to market and sell the Generx gene therapy product candidate in over 30 other countries in Latin America and the Association of Southeast Asian Nations.

Angionetics Inc., a wholly-owned operating unit of Taxus Cardium, is now responsible for the worldwide commercialization of the Generx gene therapy product candidate. Angionetics retains the full Generx commercialization rights for North America, Europe, Japan, China, the Middle East, and Africa. It is planned that Angionetics will advance forward as a company independent from Taxus Cardium and seek to externally finance the Generx U.S.-based FDA-cleared AWARE Phase 3 clinical study, the international ASPIRE Phase 3 clinical development program and additional U.S.-based and international clinical studies for other potential Generx medical indications.

As an international co-development partner, Dr. Reddy’s Laboratories will assist with local country patient recruitment and relationship building with key opinion leaders to accelerate the Angionetics’ international Phase 3 ASPIRE clinical study. Positive safety and efficacy findings from the ASPIRE study were announced at the Annual 2014 Biotechnology Industry Organization Conference following completion of a protocol-specified interim data analysis. In addition, Dr. Reddy’s Laboratories will assist with product registrations and regulatory compliance with local country health authorities. The agreement provides economic support that will be used to advance the international Phase 3 clinical study, a cost sharing arrangement for a planned Phase 4 post-marketing clinical study (intended to expand product labeling), and volume-based royalties on net sales. Dr. Reddy’s Laboratories’ Russian-based business unit markets and sells prescription products through its team of medical representatives and managers who promote the products to physicians across Russia. Additionally, Dr. Reddy’s Laboratories also has a separate Hospital division and an OTC division.

About Dr. Reddy’s Laboratories

Dr. Reddy’s Laboratories Ltd. (NYSE: RDY) is an integrated pharmaceutical company, committed to providing affordable and innovative medicines for healthier lives. Through its three businesses, Pharmaceutical Services & Active Ingredients, Global Generics, and Proprietary Products, Dr. Reddy’s offers a portfolio of products and services including APIs, custom pharmaceutical services, generics, biosimilars and differentiated formulations. Major therapeutic areas of focus are gastro-intestinal, cardiovascular, diabetology, oncology, pain management and anti-infectives. Dr. Reddy’s operates in markets across the globe. Major markets include the United States, Russia and CIS, and India. For more information, visit www.drreddys.com.

About Angionetics Inc.

Angionetics, an operating unit of Taxus Cardium Pharmaceuticals Group, is a late-stage biotechnology company that is developing new and innovative gene therapy-based, cardiovascular therapeutics. Angionetics is focused on the development and commercialization of novel DNA-based therapeutics designed to promote the heart’s innate natural capacity to modulate the formation and growth of cardiac microvascular circulation to enhance blood flow (perfusion) in patients with a variety of ischemia-driven disease conditions and refractory angina and myocardial ischemia due to cardiac microvascular insufficiency (CMI), and other cardiovascular disease conditions. For more information, visit www.angionetics.com.

Angionetics’ lead product candidate, Generx® (alferminogene tadenovec [Ad5FGF-4]), is a first in class, single-dose, disease altering therapeutic specifically targeted to the cardiac micro-vasculature. The Generx gene therapy product candidate is designed to stimulate and augment the formation of new biologic structures that increase the coronary microvascular network, to enhance cardiac perfusion, and improve cardiac performance, as measured by exercise tolerance and the occurrence and severity of myocardial ischemia-driven angina. Current therapies for patients with refractory angina and CMI are limited to pharmacologic anti-anginal medications to relieve angina chest pain, which are dosed daily or episodically and can cause adverse side effects, and surgical and percutaneous interventions that address large vessel coronary artery disease. Angionetics’ product candidates are designed to easily fit within the current practice of medicine, as single-dose treatments, which are administered by interventional cardiologists using standard cardiac catheters, during an approximately one-hour, out-patient, angiogram-like procedure which is conducted in a hospital or medical center.

In November 2014, Taxus Cardium reported the formation of Angionetics, which is now responsible for the worldwide commercialization of the Generx gene therapy product candidate, and retains the full commercialization rights for North America, Europe, Japan, China, the Middle East, and Africa. It is planned that Angionetics will seek to externally finance the Generx clinical development program and operate as a company independent from Taxus Cardium. For more information about Taxus Cardium, visit the Company’s website www.cardiumthx.com.

Forward-Looking Statements

Except for statements of historical fact, the matters discussed in this press release are forward looking and reflect numerous assumptions and involve a variety of risks and uncertainties, many of which are beyond our control and may cause actual results to differ materially from expectations. For example, there can be no assurance that the Company will complete a final agreement with Dr. Reddy’s Laboratories with respect to a final territorial license to market and sell Generx, based on the binding term sheet as reported in this press release, and that results or trends observed in any one clinical study or procedure will be reproduced in subsequent studies or in actual use; that new clinical studies will be successful or will lead to approvals or clearances from health regulatory authorities, or that approvals in one jurisdiction will help to support studies or approvals elsewhere; that the company can attract suitable commercialization partners for our products or that we or partners can successfully commercialize them; that our product or product candidates will not be unfavorably compared to competitive products that may be regarded as safer, more effective, easier to use or less expensive or blocked by third party proprietary rights or other means; that the products and product candidates referred to in this report or in our other reports will be successfully commercialized and their use reimbursed, or will enhance our market value; that new product opportunities or commercialization efforts will be successfully established; that third parties on whom we depend will perform as anticipated; that we can raise sufficient capital from partnering, monetization or other fundraising transactions to maintain our stock exchange listing or adequately fund ongoing operations; or that we will not be adversely affected by these or other risks and uncertainties that could impact our operations, business or other matters, as described in more detail in our filings with the Securities and Exchange Commission. We undertake no obligation to release publicly the results of any revisions to these forward-looking statements to reflect events or circumstances arising after the date hereof.

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